UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

__________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

__________________

Date of Report (Date of earliest event reported):    October 24, 2016

AVNET, INC.
(Exact name of registrant as specified in Charter)

New York	1-4224	11-1890605
(State or other jurisdiction	(Commission	(IRS Employer
Of incorporation)	File Number)	Identification No.)

2211 South 47th Street, Phoenix, Arizona	85034
(Address of principal executive offices)	(Zip Code)

(480) 643-2000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

 On October 24, 2016, Avnet, Inc. (the “Company”) entered into an amendment and waiver to the Senior Unsecured Bridge Credit Agreement, dated as of July 27, 2016, as amended (the “Bridge Amendment”), with Bank of America, N.A., as administrative agent (“Bank of America”), and the lenders party thereto.  The Bridge Amendment extended the draw down period for tranche B bridge loans to December 5, 2016.  In addition, the Company terminated the tranche A-1 commitments under the bridge credit agreement, effective October 24, 2016.

The description of the Bridge Amendment set forth above is qualified in its entirety by reference to the full and complete terms contained in the Bridge Amendment, which is filed as Exhibit 10.1 to this Form 8-K and is incorporated into this Item 1.01 by reference.

Bank of America, the lenders under the bridge credit agreement and their respective affiliates have in the past provided investment and commercial banking services to the Company and its affiliates for which they have received customary fees and expenses, and they may provide similar services to the Company and its affiliates in the future.

Item 9.01 Financial Statements and Exhibits.

(d)Exhibits

The following materials are attached as exhibited to this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Amendment No. 2 and Waiver to Senior Unsecured Bridge Credit Agreement, dated as of October 24, 2016, between Avnet, Inc., the lenders party thereto and Bank of America

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 24, 2016	AVNET, INC.

	By:	/s/ Kevin Moriarty
Name: Kevin Moriarty
Title: Senior Vice President and
Chief Financial Officer